SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934
Date of Report (Date of earliest event reported): 09/29/2009

Vermillion, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 000-31617

DE	33-059-5156
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)
47350 Fremont Blvd., Fremont, CA 94555
(Address of principal executive offices, including zip code)
510.226.2800
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
On September 29, 2009, the United States Bankruptcy Court for the District of Delaware in Case No. 09-11091, issued an interim order authorizing the Company to enter into a DIP financing agreement with Quest Diagnostics, Incorporated (“Quest”) for up to $1,500,000 of financing and authorizing the assumption of the Strategic Alliance Agreement (the “Alliance Agreement”), as amended, with Quest. The interim order authorizes the borrowing of up to $900,000 of the $1,500,000, subject to a budget, and grants Quest certain liens, super priority expense status and certain other rights. Amounts borrowed under the DIP agreement will bear interest at prime plus 0.5% and be payable on February 26, 2010, or earlier if the Bankruptcy court approves a plan of reorganization, or as provided under the financing agreement. Pursuant to the terms of the amendment to the Alliance Agreement, among other provisions and subject to its terms, Quest and Vermillion received approval to extend the base term of the Alliance Agreement, as well as the maturity of its pre-petition credit agreement, to February 29, 2012. The final hearing for final approval is scheduled for October 16, 2009.

Signature(s)
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vermillion, Inc.
Date: September 30, 2009	By:	/s/ Gail S. Page
Gail S. Page
President and Chief Executive Officer